UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K/A
(Amendment No. 1)
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported, on August 2, 2013, a wholly-owned subsidiary of Shiloh Industries, Inc. (the “Company”) acquired certain assets pursuant (the “Acquisition”) to its Asset Purchase Agreement, dated June 11, 2013, as amended, with Contech Castings, LLC (“Contech”) and its subsidiary Contech Casting Real Estate Holdings, LLC (“Contech Real Estate”). Contech is engaged in the business of die casting and machining motor vehicle parts and further producing engineered high pressure aluminum die cast and machined parts for the motor vehicle industry, and Contech Real Estate owns the real property used by Contech in its business. This Current Report on Form 8-K/A (the "Form 8-K/A") amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 5, 2013.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

Upon completion of its analysis, the Company determined that it is not required to file financial statements with respect to the business acquired.

(b) Pro Forma Financial Information

Upon completion of its analysis, the Company determined that it is not required to file pro forma financial information with respect to the business acquired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2013	SHILOH INDUSTRIES, INC.
	By:	/s/ Thomas M. Dugan
Name: Thomas M. Dugan
Title: Vice President of Finance and Treasurer